As filed with the Securities and Exchange Commission on April 25, 2011.

Registration No. 333-158343

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST- EFFECTIVE AMENDMENT NO. 1 TO

FORM F-10

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

YAMANA GOLD INC.

(Exact name of Registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

150 York Street, Suite 1102, Toronto, Ontario, Canada M5H 3S5 (416) 815-0220

(Address and telephone number of Registrant’s principal executive offices)

MERIDIAN GOLD COMPANY

9670 Gateway Drive

Suite 200

Reno, Nevada 89521-3952

(775) 850-3777

(Name, address and telephone number of agent for service in the United States)

Copies to:

Sofia Tsakos Yamana Gold Inc. 150 York Street, Suite 1102 Toronto, Ontario, Canada M5H 3S5 Telephone (416) 815-0220	Adam M. Givertz Paul, Weiss, Rifkind, Wharton & Garrison LLP One Yonge Street, Suite 1801 Toronto, Ontario, Canada M5E 1W7 Telephone (416) 504-0520

Approximate date of commencement of proposed sale of the securities to the public:

Not Applicable.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A. ☒  Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☐   At some future date (check the appropriate box below):

1.     ☐    pursuant to Rule 467(b) on (     ) at (     ) (designate a time not sooner than 7 calendar days after filing).

2.     ☐    pursuant to Rule 467(b) on (     ) at (     ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (    ).

3.     ☐    pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.     ☐    after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☐

EXPLANATORY NOTE

On April 1, 2009, Yamana Gold Inc., a Canadian corporation (the “Registrant”), filed with the Securities and Exchange Commission a registration statement on Form F-10, Registration No. 333-158343, as amended on April 7, 2009 (the “Registration Statement”), registering up to Cdn$500,000,000 of debt securities, common shares, warrants and subscription receipts of the Registrant. This Post-Effective Amendment No. 1 is being filed to remove from registration the securities that remain unsold as of the date hereof.

I-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on April 25, 2011.

YAMANA GOLD INC.

By:	/s/ Charles Main
Charles Main
Executive Vice President, Finance and
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Chairman, Chief Executive Officer and Director	April 25, 2011
Peter Marrone	(Principal Executive Officer)

/s/ Charles Main	Executive Vice President, Finance and Chief Financial Officer	April 25, 2011
Charles Main	(Principal Financial Officer and Principal Accounting Officer)

*	Director	April 25, 2011
Patrick Mars

*	Director	April 25, 2011
John Begeman

*	Director	April 25, 2011
Richard Graff

*	Director	April 25, 2011
Robert Horn

*	Director	April 25, 2011
Nigel Lees

*	Director	April 25, 2011
Juvenal Mesquita Filho

*	Director	April 25, 2011
Carl Renzoni

*	Director	April 25, 2011
Antenor Silva

*	Director	April 25, 2011
Dino Titaro

Director
Alex J. Davidson

By:	/s/ Charles Main
Charles Main Attorney- in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement, solely in its capacity as the duly authorized representative of Yamana Gold Inc. in the United States on April 25, 2011.

MERIDIAN GOLD COMPANY

By:	/s/ Darcy Marud
Name: Darcy Marud
Title: President